UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2014

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2014, we held our Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1.  Election of directors, each to serve until the 2015 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Abstentions	Broker Non-Votes
Richard Ziman	15,776,817	1,376,302	977,683
Howard Schwimmer	16,906,252	246,867	977,683
Michael Frankel	16,906,252	246,867	977,683
Robert Antin	16,833,978	319,141	977,683
Steven Good	16,819,938	333,181	977,683
Joel Marcus	16,979,741	173,378	977,683
Peter Schwab	16,877,643	275,476	977,683

Proposal 2.  Ratification of  the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Votes For	Votes Against	Abstentions
18,031,193	73,063	26,546

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

June 2, 2014	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

June 2, 2014	Rexford Industrial Realty, Inc.

/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)